SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2003



                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
--------------------------- --------------- ---------------------------
(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification
no.)

9189 Red Branch Road, Columbia, MD                21045
------------------------------------------------- -----------
(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

-----------------------------------------------------------------------

(Former name or former address, if changed since last report)


Item 5.  Other Events


http://www.gses.com

AT THE COMPANY             AT THE FINANCIAL RELATIONS BOARD
Gill R. Grady              Marilynn Meek              Susan Garland
Senior Vice President      (general info)             (analyst info)
410-772-3500               212-445-8451               212-445-8458


FOR IMMEDIATE RELEASE


                   GSE Systems Announces First Quarter Results
                   (Power Simulation Returns to Profitability)

Columbia, Maryland, May 15, 2003-- GSE Systems, Inc. (GSE) (AMEX:GVP), a leading global provider of real-time simulation and process control solutions to the energy and process industries, reported a net loss of ($518,000) or ($.10) per diluted share for the quarter ended March 30, 2003. This compares to a net income of $432,000 or $.06 per diluted share for the same period in 2002. Revenue for the three months ended March 30, 2003 was $9.3 million compared to $11.3 million for the first quarter of 2002.

The Company's Power Simulation business reported an 8% increase in revenue and a positive operating income for the quarter, compared to a loss of $597,000 for the same period in 2002. These results mark a turnaround in the simulation business, and include a $42,000 investment in the Company's emerging business of Plant Security and Process Plant Simulation. Revenue for the first quarter of 2003 was $4.9 million compared to $4.6 million in the first quarter of 2002. The first quarter 2003 numbers were bolstered by the previously reported receipt of major simulation projects that had been delayed from 2002. The Power Simulation business had a backlog of $26.2 million at the end of the first quarter, the highest in several years. Backlog is expected to grow in the second quarter and the business is expected to remain profitable.

The Process Automation business reported revenue of $4.3 million for the first quarter of 2003, compared to $6.7 million for the same quarter in 2002. The business reported an operating loss of $357,000 compared to an operating income of $1.25 million for the first quarter of 2002. These results reflect a soft economy in the key chemical market. The Company expects an increase in orders and a return to profitability in the second half of the year.

GSE President and Chief Operating Officer, Jerry Jen said, "Our simulation business is rebounding and we anticipate a strong year. We also expect spending from our process automation customers to increase as the economy improves. We look forward to growth from our existing customer base as well as new customers as our marketing programs and sales channels continue to expand. As a result of our recently completed facility consolidation and other actions, the management team is keeping costs in line with revenues."

Mr. Jen concluded: "We will be attending two important trade shows for our target segments of the security market in June. Proposal activities are increasing, and we expect to establish a firm foothold in that market in 2003."

The GSE Systems first quarter 2003 conference call is being webcast at CCBN's www.companyboardroom.com on Friday May 16, at 11:00 am. Contact Gill Grady at 410.772.3501


                              *    *    *

GSE Systems, Inc. is a real-time simulation, process control, and automation company with three decades of experience, over 500 applications, and 200 customers in more than 30 countries. Our software, hardware and integrated solutions leverage proven technologies to deliver real-world business advantages to the process and power industries worldwide including specialty chemical, food and beverage, petroleum refining, pharmaceutical, and fossil and nuclear power generation. GSE Systems is headquartered in Columbia, Maryland with offices throughout the United States. Our global locations include offices in Japan and Sweden. Information about GSE Systems is available via the Internet at http://www.gses.com.

This news release contains forward-looking statements that involve risks and uncertainties. The actual future results of GSE Systems may differ materially due to a number of factors, including but not limited to delays in introduction of products or enhancements, size and timing of individual orders, rapid technological changes, market acceptance of new products and competition. These and other factors are more fully discussed in the Company's annual report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission.


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


                       GSE SYSTEMS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                      (in thousands, except per share data)

                       CONDENSED STATEMENTS OF OPERATIONS


                                                                         Three months
                                                                       ended March 31,
                                                             -------------------------------------
                                                                       2003                 2002
                                                             ---------------      ----------------
Contract revenue                                                     $ 9,263              $ 11,274

Cost of revenue                                                        6,905                 7,791
                                                             ----------------     -----------------
Gross profit                                                           2,358                 3,483

Operating expenses                                                     2,752                 2,758
                                                             ----------------     -----------------
Operating income (loss)                                                 (394)                  725

Other Expense                                                            (87)                  (25)
                                                             ----------------     -----------------
Income (loss) before income taxes                                       (481)                  700

Provision for income taxes                                                37                   268
                                                            -----------------    ------------------
Net income (loss)                                                     $ (518)                $ 432
                                                            =================    ==================

Basic earnings per common share                                      $ (0.10)               $ 0.06
                                                            =================    ==================

Wieghted average shares outstanding - Basic                        5,869,138             5,844,788
                                                            =================    ==================

Diluted earnings per common share                                    $ (0.10)               $ 0.06
                                                            =================    ==================

Weighted average shares outstanding - Diluted                      5,869,138             7,551,581
                                                            =================    ==================

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
Selected balance sheet data
                                                            March 31, 2003          December 31, 2002
                                                            --------------          -----------------
Cash and cash equivalents                                         $ 209                    $ 1,617
Current assets                                                   15,581                     17,202
Total assets                                                     26,595                     28,894

Current liabilities                                            $ 15,411                   $ 11,166
Long-term liabilities                                             3,467                      9,617
Stockholders' equity                                              7,717                      8,111

Selected segment information

                                                                      Three months ended
                                                                          March 31,
                                                              --------------------------------------
                                                                   2003                       2002
Revenue:                                                       --------------          -------------

Process Solutions Business Unit                                 $ 4,331                    $ 6,701
Power Systems Business Unit                                       4,932                      4,573
                                                              =============            =============
                                                                $ 9,263                   $ 11,274
                                                              =============            ===========

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